UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2011

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
 ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, Tier Technologies, Inc. (“Tier” or the “Company”) announced that Jeffrey W. Hodges had been appointed Chief Financial Officer of the Company, effective June 13, 2011, the date he began employment with Tier.  Upon the commencement of his employment, Mr. Hodges became the Company’s principal financial officer and principal accounting officer.

Mr. Hodges, 44, joined Tier from Firethorn Holdings, LLC, a mobile banking and payments company that is now a division of Qualcomm, where he had served as Chief Financial Officer from May 2006.  At Firethorn, Mr. Hodges was responsible for overseeing all treasury, budgeting, financial and accounting management, investor relations, internal and external reporting, internal audit, tax, and administrative functions.  Before joining Firethorn, Mr. Hodges served as CFO and Corporate Secretary for PRESolutions (now InComm), a provider of prepaid products.  Earlier in his career, Mr. Hodges was an audit manager for Arthur Anderson, where he supervised audit engagements and special projects for technology, telecommunications, and electric utility service companies.  Mr. Hodges is a certified public accountant in Georgia.

In connection with Mr. Hodges’ joining the Company, Tier and Mr. Hodges have entered into an employment agreement dated as of May 24, 2011.  The employment agreement provides that Mr. Hodges will be paid an annual base salary of $275,000 and will receive a $75,000 sign-on bonus.  If Mr. Hodges’ employment at Tier ends before the first anniversary of his start date because Tier terminates him for “cause” or he resigns without “good reason” (each as defined in the employment agreement), he will be obligated to repay the sign-on bonus.  In addition, Mr. Hodges received an option to purchase 250,000 shares of Tier’s common stock, which option will vest as to 25% of the shares under the option on the first anniversary of the date of grant and as to an additional 1/48th of the shares in each succeeding month.  The option has an exercise price of $4.67 per share, equal to the closing market price of Tier’s common stock on the Nasdaq on June 13, 2011.  Mr. Hodges received this option as an inducement that is material to his decision to join the Company, pursuant to Nasdaq Rule 5635(c)(4).

Mr. Hodges is a participant in the Company’s Fiscal Year 2011 Management Incentive Plan (the “MIP”).  Payments under the MIP will be based on the Company’s financial performance and Mr. Hodges’ individual performance.  The financial performance metric for Mr. Hodges is identical to the financial performance metric for the other participants in the MIP: Adjusted EBITDA from Continuing Operations, defined as net income from continuing operations before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash, subject to adjustments as may be determined by the Compensation Committee of the Board of Directors.  Mr. Hodges is subject to the same threshold, target, and stretch levels of financial performance that apply to the Company’s other executive officers.  Mr. Hodges’ individual performance goals reflect strategic goals for Tier’s finance group.  70% of the payment to Mr. Hodges under the MIP will be based on the Company’s financial performance.  Any payment to Mr. Hodges under the MIP will be pro-rated, to reflect the portion of the fiscal year for which he was employed by the Company.  If Tier achieves the threshold, target, and stretch levels of financial performance, and if Mr. Hodges achieves 100% of his individual performance goals, he would receive the following payments under the MIP for fiscal year 2011:

Threshold	Target	Stretch
$20,719	$41,438	$82,877

The preceding numbers reflect the pro-ration described above.

The initial term of the employment agreement is one year, commencing on June 13, 2011.  On the expiration of the initial one–year term and on each yearly anniversary thereafter, the agreement will automatically renew for an additional one-year period, unless sooner terminated in accordance with the provisions of the agreement or if either party notifies the other in writing of its intention not to renew the agreement no less than 90 days prior to the expiration date or such anniversary.

Mr. Hodges or the Company may terminate his employment under the employment agreement.  If Mr. Hodges is terminated by the Company without “cause” (as defined in the employment agreement) or resigns from the Company for “good reason” (as defined in the employment agreement), he will be entitled to receive a cash amount equal to one times his annual base salary, payable in equal installments over a twelve-month period, and any annual discretionary performance cash bonus that has been awarded to him by the Board for the calendar year preceding the year in which his employment ends.  In addition, if Mr. Hodges elects to continue receiving group medical insurance under COBRA, Tier will continue to pay its share of the premium for twelve months, subject to certain conditions and limitations.  In order to receive these benefits, Mr. Hodges must deliver to Tier a general release of claims.

If, within twelve months following a change of control (as defined in the employment agreement) of Tier, Mr. Hodges’ employment is terminated by Tier without cause or he resigns for good reason, then, subject to his execution of a general release of claims, he is entitled to receive cash severance equal to 1.5 times his annual base salary and target bonus, paid over eighteen months, and group medical insurance coverage under COBRA for eighteen months (with Tier paying its share of the premium, subject to certain conditions and limitations), and any outstanding unvested equity compensation awards will then fully vest.

The employment agreement contains standard confidentiality provisions, as well as provisions restricting Mr. Hodges from competing with the Company or soliciting its customers, employees, or consultants during his employment and the 12 months after its termination.  It also includes a “clawback” provision whereby Mr. Hodges agrees to forfeit or repay certain compensation and/or gains on Company equity if the Compensation Committee determines, in its reasonable discretion, that he engaged in fraud or misconduct as a result of or in connection with which the Company is required to or decides to restate its financial statements, or in the event of a Company accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws.

The foregoing description of the employment agreement is only a summary and is qualified in its entirety by the full text of the employment agreement, a copy of which is attached hereto as Exhibit 99.1.

The Company’s press release announcing Mr. Hodges’ appointment is attached hereto as Exhibit 99.2.

Concurrently with the commencement of Mr. Hodges’ employment, John Guszak, who had been acting as the Company’s treasurer, principal financial and accounting officer on an interim basis, ceased to be the Company’s treasurer, principal financial and accounting officer.  Mr. Guszak continues as Tier’s Controller.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Employment Agreement dated as of May 24, 2011 between Jeffrey W. Hodges and Tier Technologies, Inc.
99.2	Press release titled “Tier Technologies Names Jeffrey W. Hodges CFO” issued by the Company on June 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Keith S. Omsberg
	Name:	Keith S. Omsberg
	Title:	Vice President, General Counsel and Secretary
Date: June 13, 2011

Exhibit Index

Exhibit No.	Description
99.1	Employment Agreement dated as of May 24, 2011 between Jeffrey W. Hodges and Tier Technologies, Inc.
99.2	Press release titled "Tier Technologies Names Jeffrey W. Hodges CFO" issued by the Company on June 13, 2011